EXCELERATE ENERGY, INC.

LONG-TERM INCENTIVE PLAN

NOTICE OF GRANT OF AWARD OF RESTRICTED STOCK UNITS

Notice of Grant

Excelerate Energy, Inc. (the “Company”) hereby grants to the Participant named below the number of restricted stock units specified below (the “Award” or the “Restricted Stock Units”). Each restricted stock unit represents the right to receive one share of the Company’s Class A common stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Excelerate Energy, Inc. Long-Term Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement.

Participant Name:

Grant Date:

Number of Restricted Stock Units:

Vesting Schedule:

The Restricted Stock Units shall become vested on the following basis:

•
[For annual awards: 100% of the Restricted Stock Units will vest on the first anniversary of the Grant Date,]
•
[For IPO grant: One-third of the Restricted Stock Units will vest on each of the first three anniversaries of the Grant Date,]

provided that the Participant has not experienced a Termination of Employment from the Grant Date through such vesting date. If the Participant experiences a Termination of Employment for any or no reason before the Participant vests in any portion of the Restricted Stock Units, the unvested Restricted Stock Units will immediately terminate. However, notwithstanding anything herein to the contrary, the vesting of the Restricted Stock Units shall be subject to any vesting acceleration provisions applicable to the Restricted Stock Units contained in the Plan, the Award Agreement and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between the Participant and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”).

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms of the Plan and the Award Agreement, all of which are attached hereto and incorporated herein by this reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Award Agreement, as the case may be.

You further acknowledge that your rights to any Restricted Stock Units will be earned and become vested only as you provide services to the Company over time, that the grant of this Award is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with governing public law.

“COMPANY” Excelerate Energy, Inc. Name: Title:	“PARTICIPANT” Name Signature Address Address

EXCELERATE ENERGY, INC.

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement is made and entered into by and between Excelerate Energy, Inc., a Delaware corporation (“Company”), and the Participant identified in the Notice of Grant of Award of Restricted Stock Units (“Grant Notice”) which is attached hereto (the “Participant”).

1. Grant of Restricted Stock Units. The Company hereby grants to the Participant named in the Grant Notice an award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which are incorporated herein by reference. Restricted Stock Units issued pursuant to a Grant Notice and this Award Agreement are referred to in this Agreement as “Restricted Stock Units” or “RSUs.” Each Restricted Stock Unit represents the right to receive payment in the form of one share of the Company’s Common Stock (each, a “Share” and collectively, the “Shares”). Prior to actual payment of a Share on any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue Shares as contemplated by this Award Agreement and the Plan.

2. Settlement of Restricted Stock Units.

(a) No Deferral Election. With respect to any RSUs that vest hereunder that are not subject to a Deferral Election (as defined below), such RSUs shall be settled as soon as practicable following, and in all events within sixty (60) days following, the date such RSUs vest.

(b) Deferral Election. With respect to any RSUs that vest hereunder that are subject to a validly made election to defer the settlement thereof on a form provided by the Company (a “Deferral Election”), such RSUs shall be settled or commence to be settled upon the designated payment date set forth in the Deferral Election, or, if earlier, as set forth in Section 4 below.

3. Vesting of Award. The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and this Award Agreement. After the Grant Date, subject to termination or acceleration as provided in this Award Agreement or any Separate Agreement, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.” Except as set forth in Section 4 below, upon the Participant’s Termination of Employment, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such termination.

4. Accelerated Vesting Events.

(a) Change in Control. Subject to the Participant’s continued service through the date of a Change in Control, all unvested RSUs shall accelerate and immediately become fully vested effective as of immediately prior to the consummation of such Change in Control. Such RSUs shall be settled as soon as practicable following, and in all events within sixty (60) days following, the date of such Change in Control.

(b) Death or Disability. In the event the Participant experiences a Termination of Employment as a result of death or Disability, all unvested RSUs shall accelerate and immediately become fully vested effective as of immediately prior to such Termination of Employment. Such RSUs shall be settled as soon as practicable following, and in all events within sixty (60) days following, the date such Termination of Employment.

5. Restrictions on Resales. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6. Rights as a Stockholder. The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to the Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the RSUs are settled in accordance with the terms hereof or (b) the time when the Participant’s right to receive Common Stock upon payment of RSUs is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be entitled to a dividend equivalent which shall be paid, as determined in the sole discretion of the Committee on or prior to the date such dividend is declared, in the form of a cash accrual on a bookkeeping account or, alternatively, a number of additional whole RSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited and at the same time as the RSUs to which the dividend equivalents were credited.

7. Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the RSUs. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the settlement of Vested RSUs from any amounts payable by it to the Participant (including, without limitation, withholding shares otherwise issuable under the Award or any other future cash wages).

8. Non-Transferability of Award. The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Board, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

9. Other Agreements Superseded. The Grant Notice, this Award Agreement, the Plan and any Separate Agreement, if applicable, constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

10. Limitation in Interest in Shares Subject to Restricted Stock Units. Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Award Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, this Award Agreement or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate the Participant’s employment or other service at any time for any reason.

11. No Liability of Company. The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt or settlement of any Restricted Stock Units granted hereunder.

12. General.

(a) Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

(b) Governing Law. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

(c) Electronic Delivery. By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Award and the Common Stock via Company web site or other electronic delivery.

(d) Notices. Any notice required or permitted to be delivered under this Award Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery). Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company. The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

(e) Successors/Assigns. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(f) Severability. If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Award Agreement, and the balance of the Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Award Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

(g) Section 409A. This Award Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall, as applicable, comply with or be exempt from the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted to the fullest extent possible to reflect and implement such intent. Notwithstanding anything in this Award Agreement to the contrary and to the extent the payments and benefits set forth herein are subject to Code Section 409A, a Termination of Employment shall not be deemed to have occurred for purposes of any provision of this Award Agreement unless such termination is also a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provision in this Award Agreement to the contrary, if on his or her termination of service, the Participant is deemed to be a “specified employee” within the meaning of Code Section 409A, any payments or benefits due upon such Termination of Employment that constitute a “deferral of compensation” within the meaning of Code Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. § 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Reg. § 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Participant on the earlier of a date within 10 days after the date that is six (6) months after the Participant’s separation from service or, if earlier, the date of the Participant’s death.